UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2018

YIELD10 BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-33133	04-3158289
(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts	01801
(Address of Principal Executive Offices)	(Zip Code)

(617) 583-1700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement
On May [17], 2018, Yield10 Bioscience, Inc., a Delaware corporation (the “Company”), entered into an exclusive worldwide license from the University of Missouri (“MU”) to two novel gene technologies to boost oil content in crops (the “License Agreement”). Both technologies, developed by researchers at MU, are based on significant new discoveries around the function and regulation of ACCase, a key rate-limiting enzyme involved in oil production. The first technology, named C3007 by the Company, is a gene for a negative controller that inhibits the enzyme activity of Acetyl-CoA carboxylase, or ACCase. The second technology, named C3010 by the Company, is a gene which, if over-expressed, results in increased activity of ACCase.
The Company is required to use reasonable efforts to develop licensed products throughout the licensed field and to introduce licensed products into the commercial market. In that regard, the Company is obligated to fulfill certain research, development and regulatory milestones relating to C3007 and C3010, including completion of multi-site field demonstrations of a crop species in which C3007 and C3010 have been introduced, and filing for regulatory approval of a crop species in which C3007 and C3010 have been introduced within a specified period. The Company’s failure to achieve any milestone provided for under the License Agreement would give MU the right to terminate the License Agreement or render it nonexclusive.
The Company is obligated to pay MU a license execution payment, milestone payments relating to any regulatory filings and approvals covered by the License Agreement, royalties on any sales of licensed products following regulatory approval, as well as a percentage of any sublicense royalties related to the licensed products.
The Company may terminate the License Agreement at any time upon 90 days prior notice to MU. Either party may terminate the License Agreement upon written notice of a breach that is not cured within 30 days after receiving written notice of the breach. In addition, MU may terminate the License Agreement with respect to certain patent rights immediately upon written notice in the event the Company contests the validity or enforceability of such patent rights.
Item 8.01. Other Events
On May 22, 2018, the Company issued a press release announcing that it had entered into the License Agreement. A copy of the License Agreement will be filed as an exhibit to the Company’s 10-Q for the quarter ending June 30, 2018.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 22, 2018.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

Date: May 22, 2018	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer